Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated February 13, 2009 relating to the financial statements and financial highlights which appear in the December 31, 2008 Annual Reports to Shareholders of EQ/Ariel Appreciation II Portfolio, EQ/AXA Rosenberg Value Long/Short Equity Portfolio, EQ/Bond Index Portfolio, EQ/Caywood-Scholl High Yield Bond Portfolio, EQ/Government Securities Portfolio, EQ/Long Term Bond Portfolio, EQ/Lord Abbett Mid Cap Value Portfolio, EQ/Short Duration Bond Portfolio, EQ/Van Kampen Real Estate Portfolio, EQ/Mid Cap Value PLUS Portfolio, EQ/PIMCO Ultra Short Bond Portfolio (formerly EQ/PIMCO Real Return Portfolio), EQ/Core Bond Index Portfolio (formerly EQ/JPMorgan Core Bond Portfolio), EQ/Quality Bond PLUS Portfolio and EQ/Intermediate Government Bond Index Portfolio (formerly EQ/AllianceBernstein Intermediate Government Securities Portfolio), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Plan of Reorganization and Termination” and “Plan of Asset/Stock Exchange” in such Registration Statement and under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated May 1, 2009, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 22, 2009